Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-47551, Form S-8 No. 33-88108, Form S-8 No. 333-40219, Form S-8 No. 33-62231, Form S-8 No. 333-81669, Form S-8 No. 333-81969 and Form S-8 No. 333-85882) of UnumProvident Corporation (formerly Provident Companies, Inc.) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan, the Provident Life and Accident Insurance Company Stock Plan of 1994, the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995, the Provident Life and Accident Insurance Company Management Incentive Compensation Plan of 1994, The Paul Revere Savings Plan, Provident Companies, Inc. Stock Plan of 1999, Provident Companies, Inc., Non-Employee Director Compensation Plan of 1998, Employee Stock Option Plan of 1998, and Amended and Restated Annual Management Incentive Compensation Plan of 1994, the UnumProvident Corporation 1987 Executive Stock Option Plan, UnumProvident Corporation 1990 Long-Term Stock Incentive Plan, UnumProvident Corporation Plan 1996 Long-Term Stock Incentive Plan, UnumProvident Corporation 1998 Goals Stock Option Plan, UnumProvident Corporation Stock Plan of 1999, UnumProvident Corporation 401(k) Retirement Plan (As amended on February 15, 2002), UnumProvident Corporation Broad-Based Stock Plan of 2001 (As amended on February 8, 2001), UnumProvident Corporation Broad-Based Stock Plan of 2002 and UnumProvident Corporation Employee Stock Option Plan, in the Registration Statement (Form S-3 No. 333-17849) of Provident Companies, Inc. for the registration of 9,523,810 shares of its common stock, in the Shelf Registration Statement (Form S-3 No. 333-43808), in the Shelf Registration Statement (Form S-3 No. 333-100953), and the related Registration Statement filed under Rule 462(b)(No. 333-104926) of UnumProvident Corporation of our report dated February 4, 2004, except for Note 15, for which the date is March 8, 2004, with respect to the consolidated financial statements and schedules of UnumProvident Corporation and subsidiaries, included in its Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee

March 11, 2004